As filed with the Securities and Exchange Commission on May 25, 2010
Registration Number 333-156110

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

PLATO LEARNING, INC.
(Exact name of registrant as specified in its charter)

Delaware	36-3660532
(State of incorporation)	(I.R.S. Employer Identification No.)

10801 Nesbitt Avenue South
Bloomington, Minnesota 55437
(952) 832-1000
(Address of Principal Executive Offices)

PLATO LEARNING, INC. 2006 STOCK INCENTIVE PLAN
(Full title of the plan)

Vincent Riera
President and Chief Executive Officer
PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, Minnesota 55437
(952) 832-1000
(Name, address and telephone number of agent for service)

DEREGISTRATION OF SECURITIES
In accordance with the undertaking of PLATO Learning, Inc. (the "Company") set forth in its Registration Statement on Form S-8 (File No. 333-156110) (the "Registration Statement") relating to a total of 1,246,734 shares of Common Stock, par value $0.01 per share, issuable under its 2006 Stock Incentive Plan (the "Plan") filed with the Securities and Exchange Commission (the "SEC") on December 12, 2008, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister any shares of Common Stock of the Company that might be issued pursuant to the Plan under the Registration Statement.  The Company is delisting its Common Stock from The Nasdaq Global Market and deregistering its Common Stock under Sections 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), through the filing of a Form 25 with the SEC on May 25, 2010 and a Form 15 thereafter. Because the Company will no longer be filing reports pursuant to the Exchange Act, the Company is deregistering the remaining shares of Common Stock that may be issued pursuant to the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota on May 25, 2010.

PLATO LEARNING, INC.

By: /s/ Vincent. Riera
Name: Vincent Riera
Title: President and Chief Executive Officer